Exhibit 3.2

BY-LAWS

OF

RCS CAPITAL CORPORATION

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.          Place of Meeting and Notice. Meetings of the stockholders of RCS CAPITAL CORPORATION (the “Corporation”) shall be held at such place either within or without the State of Delaware as the Corporation’s Board of Directors (the “Board”) may determine.

Section 2.          Annual and Special Meetings. Annual meetings of stockholders shall be held at a date, time and place fixed by the Board and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders may be called by the Chairman of the Board or the President for any purpose and shall be called by the President or Secretary if directed by the Board.

Section 3.          Notice. Except as otherwise provided by law, at least 10 and not more than 60 days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting.

Section 4.          Quorum. At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the Corporation’s issued and outstanding capital stock entitled to vote at such meeting shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

Section 5.          Voting. Except as otherwise provided by law, all matters submitted to a meeting of stockholders shall be decided by vote of the holders of record, present in person or by proxy, of a majority of the Corporation’s issued and outstanding capital stock entitled to vote at such meeting.

Section 6.          Action by Consent of Stockholders. Whenever any action by the stockholders at a meeting thereof is required or permitted by law, the Corporation’s Certificate of Incorporation or these By-Laws, such action may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such action without a meeting and by less than unanimous written consent shall be given to those stockholders that have not consented in writing.

ARTICLE II

DIRECTORS

Section 1.          Number, Election and Removal of Directors. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board, which shall initially consist of eight directors. The number of directors may be subsequently fixed from time to time by resolution of the Board; provided, however, that the Board shall consist of not less than one and not more than ten directors. Each director shall be elected annually at the annual meeting of stockholders, to serve until his or her successor shall have been elected and shall have qualified. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director or by the stockholders. A director may be removed with or without cause by the stockholders.

Section 2.          Meetings. Regular meetings of the Board shall be held at such times and places as may from time to time be fixed by the Board or as may be specified in a notice of meeting.

Section 3.          Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board, the director or the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation, these By-Laws, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board.

Section 4.          Committees. The Board may, by resolution adopted by a majority of the total number of directors, designate one or more committees, including, without limitation, an Executive Committee, to have and exercise such power and authority as the Board shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act as the absent or disqualified member.

Section 5.          Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or such committee.

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ARTICLE III

OFFICERS

The officers of the Corporation shall consist of a President, a Secretary and a Treasurer, and may consist of a Chairman, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other additional officers with such titles as the Board shall determine, all of which shall be chosen by and shall serve at the pleasure of the Board. All officers shall be subject to the supervision and direction of the Board and shall have such powers and perform such duties as the Board may from time to time prescribe. Any officer may be removed by the Board with or without cause. Any person may hold at one time more than one office.

ARTICLE IV

INDEMNIFICATION AND INSURANCE

Section 1.          General. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding (including, without limitation, any action, suit or proceeding by or in the right of the Corporation or any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, for which any director, officer, employee or agent of the Corporation served in any capacity at the request of the Corporation), whether civil, criminal, administrative or investigative (each, a “Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, against all expenses, liabilities and losses (including, without limitation, attorneys’ fees, judgments, fines (including, without limitation, any excise tax assessed on any person in connection with services to an employee benefit plan), penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article IV with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board.

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Section 2.          Procedures. If a claim under Section 1 of this Article IV is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim or expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of or advancement of expenses to the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3.          Non-Exclusive Right. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in these By-Laws shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise. The Corporation hereby is authorized to enter into written indemnification agreements with any of its directors and officers, pursuant to which the Corporation shall be bound to indemnify and advance expenses to such person (or his heirs, executors or administrators) to the fullest extent permitted by the General Corporation Law of the State of Delaware, which indemnification agreements may, by their terms, survive and be unaffected by any repeal or alteration of this Article IV.

Section 4.          Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

Section 5.          Contract Right; Advancement of Expenses. The right to indemnification conferred in these By-Laws shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, such advancement shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under these By-Laws or otherwise. Any amendment, alteration or repeal of this Article IV that adversely affects any right to indemnification conferred in these By-Laws shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

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ARTICLE V

GENERAL PROVISIONS

Section 1.          Notices. Whenever any statute, the Certificate of Incorporation of the Corporation or these By-Laws require notice to be given to any director or stockholder, such notice may be given in writing personally or by mail, addressed to such director or stockholder at his, her or its address as it appears in the records of the Corporation, with postage thereon prepaid. Any such notice given as aforesaid shall be deemed to have been given at the time when delivered personally or when it is deposited in the mail. The foregoing provisions of this Section 1 of this Article V shall not limit the manner by which notice otherwise may be given effectively to directors or stockholders, including, without limitation, by electronic transmission in the manner provided by Section 232 of the General Corporation Law of the State of Delaware.

Section 2.          Waiver of Notice. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting needs to be specified in such a waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not a lawfully called or convened.

Section 3.          Fiscal Year. The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year, unless otherwise fixed by the Board of Directors.

ARTICLE VI

AMENDMENTS

Section 1.          By Stockholders. These By-Laws may be amended, added to, altered or repealed, or new By-Laws may be adopted, at any meeting of stockholders by the vote of the holders of not less than a majority of the outstanding shares of stock entitled to vote thereat; provided, however, that, in the case of a special meeting, notice that an amendment is to be considered and acted upon shall be included in the notice or waiver of notice of such meeting.

Section 2.          By Directors. To the extent permitted by the Corporation’s Certificate of Incorporation, these By-Laws may be amended, added to, altered or repealed, or new By-Laws may be adopted, at any regular or special meeting of the Board.

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